UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2006

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27915	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, the Company has entered into forbearance agreements with Siemens Financial Services, Inc. (“Siemens”) and Ascendiant PET Partners-I, LLC (“PET Partners”) with respect to the Company’s default under its equipment leases. The forbearance agreements provide that Siemens and PET Partners will forbear from exercising their default rights, powers and remedies under the applicable leases, or rights and remedies existing at law or in equity, provided the Company makes certain reduced payments to each lessor and otherwise complies with the terms of the forbearance agreements. The Company has entered into an agreement with each of Siemens and PET Partners to extend the terms of the forbearance period from March 31, 2006 to June 30, 2006, in exchange for the Company’s continued monthly payments and compliance with the terms of the forbearance agreements.

The Company and its subsidiary, Molecular Imaging Cyclotron LLC (“Cyclotron LLC”) have entered into a Business Transfer Agreement with P.E.T.NET Pharmaceuticals, Inc. (“PETNET”) effective as of March 1, 2006. Pursuant to the terms of the Business Transfer Agreement, the Company and Cyclotron LLC have transferred to PETNET all of their interests in the cyclotron operations located in San Diego, California (the “Sorrento Valley Facility”), in exchange for the reimbursement by PETNET to the Company of certain operating expenses relating to the cyclotron operations, and the obligation by PETNET to pay royalties for future sales of radiopharmaceuticals to the existing customers of Cyclotron LLC. In connection with the transaction, the Company also entered into a Biomarker Supply Agreement with PETNET for the purchase and sale of radiopharmaceuticals for the Company’s mobile PET imaging operations.

As part of the PETNET transaction, the Company also entered into a Lease Termination Agreement with BC Sorrento, LLC pursuant to which the Company’s facility lease for the Sorrento Valley Facility was terminated as of March 1, 2005, and BC Sorrento, LLC entered into a new facility lease with Siemens Medical Solutions USA (“Siemens Medical”), an affiliate of PETNET. The Company and Siemens Medical have agreed to enter into a new sublease for a portion of the Sorrento Valley Facility effective as of March 1, 2005. Under the terms of the sublease, the Company has agreed to sublease a portion of the Sorrento Valley Facility for the operations of the Company and its wholly-owned facility, Molecular Imaging Sorrento Valley LLC. The sublease is for a period of fifteen (15) years with a monthly rental obligation commencing at $11,528 per month, plus the Company’s 53% of the operating costs, which such monthly rental obligation to increase over the period of the lease.

ITEM 1.02	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

As part of the PETNET transaction, the Cyclotron LLC and the University of California, San Diego (“UCSD”) entered into a Termination and Amendment Agreement pursuant to which the cyclotron equipment sublease dated August 15, 2003 between UCSD and Cyclotron LL was mutually terminated as of March 1, 2006, and the Asset Purchase Agreement dated August 15, 2003 between UCSD, the Company and Cyclotron LLC was amended to eliminate UCSD’s option to contribute the cyclotron to Cyclotron LLC and become a member of Cyclotron LLC. The payment obligations of Cyclotron LLC under the cyclotron equipment lease were approximately $28,000 per month.

Also as part of the PETNET transaction, and as discussed above, the Company and BC Sorrento, LLC entered into a Lease Termination Agreement pursuant to which the Company’s facility lease for the Sorrento Valley Facility was mutually terminated as of March 1, 2006. The payment obligations of the Company under the Sorrento Valley Facility Lease were approximately $37,000 per month.

ITEM 9.01	EXHIBITS

Exhibit Number	Description
10.74	Business Transfer Agreement with PETNET effective March 1, 2006

10.75	Termination and Amendment Agreement with UCSD effective March 1, 2006

10.76	Lease Termination Agreement with BC Sorrento LLC dated March 3, 2006

10.77	Agreement of Sublease with Siemens Medical effective March 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: April 6, 2006	By:	/s/ Kenneth C. Frederick
Kenneth C. Frederick Chief Executive Officer